PRESS RELEASE	FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC. ®	OCTOBER 26, 2009
111 WEST 57th STREET, SUITE 1100
NEW YORK, NEW YORK 10019	CONTACT: DOUGLAS W. JAMISON

NASDAQ/GM SYMBOL: TINY	TEL. NO. (212) 582-0900

HARRIS & HARRIS GROUP FILES
TO DEREGISTER SHARES NOT SOLD IN OFFERING

Harris & Harris Group, Inc., announced today that it has filed a post-effective amendment to its shelf registration statement on Form N-2 with the Securities and Exchange Commission to deregister 2,112,500 shares of its common stock that were not sold in its recent underwritten public offering that closed on October 9, 2009.

Harris & Harris Group is a publicly traded venture capital company that invests in nanotechnology and microsystems.

Detailed information about Harris & Harris Group and its holdings, including articles on nanotechnology, cleantech and venture capital, can be found on its website at www.HHVC.com.

This press release may contain statements of a forward-looking nature relating to future events.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results.  Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.  The reference to the website www.HHVC.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.